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                                                                   Exhibit 21.1

                         SUBSIDIARIES OF THE COMPANY



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             Subsidary                                     State/Country of Incorporation

Commonwealth Seager Holdings, Ltd.                                    Canada
     Corrpro Canada, Inc.                                             Canada
     418012 Alberta Ltd.                                              Canada
     Alcoke Distributors Ltd.                                         Canada
     Commonwealth Pipeline Services (U.S.A.) Inc.                     Delaware
     D. Foley Pipeline Services Ltd.                                  Canada
     Corrosion Interventions, Ltd.                                    Canada
Corrtherm, Inc.                                                       Ohio
CCFC, Inc.                                                            Nevada
Cathodic Protection Services Company                                  Delaware
CCI Trading, Inc.                                                     Barbados
Good-All Electric, Inc.                                               Ohio
Harco Arabia Cathodic Protection Co. Ltd.                             Saudi Arabia
Harco Arabia Ground Electrode Manufacturing Co. Ltd.                  Saudi Arabia
Corrpro Companies Middle East LLC                                     United Arab Emirates
Harco Pacific Technologies Pte, Ltd.                                  Singapore
Harcotec de Mexico, S.A. de C.V.                                      Mexico
Ocean City Research Corporation                                       New Jersey
Rohrback Cosasco Systems, Inc.                                        California
     Rohrback Cosasco Systems Ltd.                                    United Kingdom
Wilson Walton Group Ltd.
     1.   Wilson Walton CP Ltd.                                       United Kingdom
     2.   Wilson Walton Overseas Holding Ltd.                         United Kingdom
          1.    Corrpro Companies Asia Pacific Ltd.                   Singapore
          2.    Corrpro Companies Far East Ltd.                       Hong Kong
          3.    Wilson Walton (Portugal) Anti Corrosivos Lda.         Portugal
     3.   Corrpro Companies, Europe Ltd.                              United Kingdom
     4.   Wilson Walton (Gulf) Ltd.                                   Jersey
     5.   Wilson Walton Belgium, sa                                   Belgium
     6.   Wilson Walton Investments Ltd.                              United Kingdom
          1.    Wilson Walton Middle East Ltd.                        Jersey
     7.   Wilson Walton Malaysia Sdn Bnd.                             Malaysia
     8.   Wilson Walton Indonesia                                     Indonesia
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